Exhibit 35.2

SERVICER COMPLIANCE CERTIFICATE

PURSUANT TO ITEM 1123 OF REGULATION AB UNDER THE

SECURITIES EXCHANGE ACT OF 1934

Re:	HSBC Home Equity Loan Trust 2006-1

I, Gregory T. Zeeman, Vice President of Beneficial California Inc., Beneficial Consumer Discount Company, Beneficial Delaware Inc., Beneficial Florida Inc., Beneficial Hawaii Inc., Beneficial Homeowner Service Corporation, Beneficial Illinois Inc., Beneficial Indiana Inc., Beneficial Iowa Inc., Beneficial Kentucky Inc., Beneficial Loan & Thrift Co., Beneficial Maine Inc., Beneficial Massachusetts Inc., Beneficial Michigan Inc., Beneficial Montana Inc., Beneficial Mortgage Co. of Arizona, Beneficial Mortgage Co. of Colorado, Beneficial Mortgage Co. of Connecticut, Beneficial Mortgage Co. of Georgia, Beneficial Mortgage Co. of Idaho, Beneficial Mortgage Co. of Kansas, Inc., Beneficial Mortgage Co. of Maryland, Beneficial Mortgage Co. of Missouri, Inc., Beneficial Mortgage Co. of Nevada, Beneficial Mortgage Co. of New Hampshire, Beneficial Mortgage Co. of North Carolina, Beneficial Mortgage Co. of Rhode Island, Beneficial Mortgage Co. of South Carolina, Beneficial Mortgage Co. of Utah, Beneficial Mortgage Co. of Virginia, Beneficial Mortgage Corporation, Beneficial Nebraska Inc., Beneficial New Jersey Inc., Beneficial New Mexico Inc., Beneficial Ohio Inc., Beneficial Oklahoma Inc., Beneficial Oregon Inc., Beneficial South Dakota Inc., Beneficial Tennessee Inc., Beneficial Texas Inc., Beneficial Washington Inc., Beneficial West Virginia, Inc., Beneficial Wisconsin Inc., Beneficial Wyoming Inc., Household Finance Consumer Discount Company, Household Finance Corporation II, Household Finance Corporation III, Household Finance Corporation of California, Household Finance Industrial Loan Company of Iowa, Household Finance Realty Corporation of Nevada, Household Finance Realty Corporation of New York, Household Financial Center Inc., Household Industrial Finance Company, Household Realty Corporation and Mortgage One Corporation (each a “Company” and, together, the “Companies”), pursuant to Item 1123 of Regulation AB under the Securities Act of 1934, as amended, and Section 4.10(a) of the Sale and Servicing Agreement, dated as of July 12, 2006 (the “Agreement”), among HSBC Home Equity Loan Corporation I, as Depositor, HSBC Home Equity Loan Trust (USA) 2006-1, as Trust, HSBC Finance Corporation, as Servicer, HSBC Bank USA, National Association, as Administrator, and JPMorgan Chase Bank, National Association, as Indenture Trustee, hereby certify that:

1.	A review of the activities of the Companies from July 12, 2006 through December 31, 2006 and of its performance under the Agreement has been made under my supervision; and

2.

To the best of my knowledge, based on my review, each of the Companies has fulfilled all of its obligations under the Agreement in all material respects throughout the reporting period referred to above except as set forth below:

NONE

IN WITNESS WHEREOF, I have signed this certificate this 5th day of March 2007.

Beneficial California Inc.

Beneficial Consumer Discount Company

Beneficial Delaware Inc.

Beneficial Florida Inc.

Beneficial Hawaii Inc.

Beneficial Homeowner Service Corporation

Beneficial Illinois Inc.

Beneficial Indiana Inc.

Beneficial Iowa Inc.

Beneficial Kentucky Inc.

Beneficial Loan & Thrift Co.

Beneficial Maine Inc.

Beneficial Massachusetts Inc.

Beneficial Michigan Inc.

Beneficial Montana Inc.

Beneficial Mortgage Co. of Arizona

Beneficial Mortgage Co. of Colorado

Beneficial Mortgage Co. of Connecticut

Beneficial Mortgage Co. of Georgia

Beneficial Mortgage Co. of Idaho

Beneficial Mortgage Co. of Kansas, Inc.

Beneficial Mortgage Co. of Maryland

Beneficial Mortgage Co. of Missouri Inc.

Beneficial Mortgage Co. of Nevada

Beneficial Mortgage Co. of New

Hampshire

Beneficial Mortgage Co. of North Carolina

Beneficial Mortgage Co. of Rhode Island

Beneficial Mortgage Co. of South Carolina

Beneficial Mortgage Co. of Utah

Beneficial Mortgage Co. of Virginia

Beneficial Mortgage Corporation

Beneficial Nebraska Inc.

Beneficial New Jersey Inc.

Beneficial New Mexico Inc.

Beneficial Ohio Inc.

Beneficial Oklahoma Inc.

Beneficial Oregon Inc.

Beneficial South Dakota Inc.

Beneficial Tennessee Inc.

Beneficial Texas Inc.

Beneficial Washington Inc.

Beneficial West Virginia, Inc.

Beneficial Wisconsin Inc.

Beneficial Wyoming Inc.

Household Finance Consumer Discount

Company

Household Finance Corporation II

Household Finance Corporation III

Household Finance Corporation of California

Household Finance Industrial Loan Company

of Iowa

Household Finance Realty Corporation of

Nevada

Household Finance Realty Corporation of

New York

Household Financial Center Inc.

Household Industrial Finance Company

Household Realty Corporation

Mortgage One Corporation

By:	/s/ Gregory T. Zeeman
Name:	Gregory T. Zeeman
Title:	Vice President

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